January 12, 2007                                                                         Mayer, Brown, Rowe & Maw LLP
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Oppenheimer Baring Japan Fund
6803 South Tucson Way
Centennial, Colorado 80112-3924

Ladies and Gentlemen:

This opinion is being furnished to Oppenheimer Baring Japan Fund, a Massachusetts business trust (the "Fund"), in connection with the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended, filed by the Fund.  As counsel for the Fund, we have examined such statutes, regulations corporate records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purposes of this opinion.

As to matters of Massachusetts law contained in this opinion, we have relied upon the opinion of Kushner Sanders
Ravinal LLP, dated the date hereof.

Based upon the foregoing, we are of the opinion that the Class A, Class B, Class C, Class N and Class Y shares of beneficial interest to be issued by the Fund as described in the Registration Statement have been duly authorized for issuance and, when issued and delivered by the Fund, in exchange for the consideration stated in the
Registration Statement, will be validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional Information being part of the Registration
Statement, under the caption "Shareholder and Trustee Liability" and except as provided in Section 4.3 of the
Fund's Declaration of Trust to the contrary, with respect to sales loads or charges, redemption fees and other fees and charges not prohibited as charges to shareholders under applicable law).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us as legal counsel to the Fund in the Registration Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the
Securities and Exchange Commission thereunder.

                                                     Sincerely,

                                                     /s/ Mayer, Brown, Rowe & Maw LLP
                                                     Mayer, Brown, Rowe & Maw LLP